FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                    Date of  Report:  September 27, 1996


                        KAISER ALUMINUM CORPORATION
           (Exact name of Registrant as Specified in its Charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)



                                   1-9447
                          (Commission File Number)



                                 94-3030279
                  (I.R.S. Employer Identification Number)




  5847 SAN FELIPE, SUITE 2600                77057-3010
        HOUSTON, TEXAS                       (Zip Code)
     (Address of Principal
      Executive Offices)



     Registrant's telephone number, including area code: (713) 267-3777


ITEM 5.   OTHER EVENTS.

          On September 27, 1996, the Board of Directors of Kaiser Aluminum Corporation (the "Company") adopted a resolution abandoning the proposed recapitalization of the Company described in the Company's Proxy Statement dated March 18, 1996 (the "Proposed Recapitalization"). The Proposed Recapitalization would have, among other things, allowed for the creation of two classes of common stock.

          The decision by the Board of Directors of the Company to abandon the Proposed Recapitalization follows the Delaware Supreme Court's decision on August 29, 1996 upholding a ruling by the Delaware Court of Chancery preliminarily enjoining implementation of the Proposed Recapitalization. The preliminary injunction was issued in connection with the Matheson et al. v. Kaiser Aluminum Corporation et al. action (the "Matheson action") described in Item 3, "Legal Proceedings" of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Part II, Item 1, "Legal Proceedings" of the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996. The Delaware Court of Chancery had found that the existing conversion rights of holders of the Company's 8.255% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "PRIDES") could not be adjusted as set forth in the Proposed Recapitalization without the consent of such holders.

          The Company can redeem the PRIDES at any time after December 31, 1996. In addition, on December 31, 1997, if not sooner redeemed or converted at the option of the holder, the PRIDES mandatorily convert into shares of the Company's existing Common Stock, $.01 par value per share. The abandonment of the Proposed Recapitalization does not preclude a recapitalization from being proposed to the stockholders of the Company in the future, including a substantially identical recapitalization structure after the redemption or conversion of the PRIDES.

          On September 24, 1996, the plaintiffs in the Matheson action filed a motion with the Delaware Court of Chancery requesting that a permanent injunction be granted. On October 2, 1996, the Company filed its motion to dismiss the Matheson action on the ground of mootness due to the Board of Directors' resolution abandoning the Proposed Recapitalization and filed its response to plaintiffs' motion. The Court has not yet acted on either party's motion.


                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KAISER ALUMINUM CORPORATION
                                                    (Registrant)



Date: October 2, 1996                   By:    /s/ John T. La Duc
                                             -----------------------------
                                                   John T. La Duc
                                                 Vice President and
                                              Chief Financial Officer